Exhibit 10.2

[Execution Version]

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of September 29, 2005, among AmeriPath Holdings, Inc. a Delaware corporation (“Parent”), and the individuals and entities listed on the signature pages hereof (each a “Founder Party” and collectively, the “Founder Parties”).

RECITALS

WHEREAS, Specialty Laboratories, Inc. is a company organized under the laws of the State of California (the “Company”), and each Founder Party owns the number of shares of Common Stock, no par value per share, of the Company (the “Company Common Stock”) set forth opposite such Founder Party’s name on Schedule I hereto (such shares of Common Stock, together with any other shares of capital stock of the Company acquired by any Founder Parties after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, AmeriPath, Inc. (“Opco”), the Company and Silver Acquisition Corp., a company organized under the laws of the State of California and a wholly owned subsidiary of Opco (“Merger Sub”), are entering into an Agreement and Plan of Merger (as the same may from time to time be modified, supplemented or restated, the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth therein; and

WHEREAS, as a condition to entering into the Merger Agreement, Parent has required that the Founder Parties enter into this Agreement, and the Founder Parties desire to enter into this Agreement to induce Parent to enter into the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

Representations of the Founder Parties

Each Founder Party, severally and not jointly, represents and warrants to Parent as follows:

SECTION 1.01 Organization; Authority; Execution and Delivery, Enforceability. Such Founder Party, if it is not an individual, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Such Founder Party (a) if it is not an individual, has all requisite power and authority, and (b) if he or she is an individual, has the legal capacity, in each case to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Founder Party, if it is not an individual, of this Agreement and the consummation by such Founder Party of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Founder Party. Such Founder Party has duly executed and delivered this Agreement, and this Agreement constitutes, such Founder Party’s legal, valid and binding obligation, enforceable against him, her or it in accordance with its terms. If such Founder Party is married and the Subject Shares of such Founder Party constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding with respect to such Subject Shares, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Founder Party’s spouse, enforceable against such spouse in accordance with its terms. If such Founder Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 1.02 No Conflicts. The execution and delivery by such Founder Party of this Agreement do not, and the consummation of the transactions contemplated hereby, and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledges, liens, hypothecations, claims, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) upon any of the properties or assets of such Founder Party under, any provision of (i) the charter or organizational documents of such Founder Party, if it is not an individual, (ii) any contract, lease, license, loan, credit agreement, indenture, note, bond, mortgage, deed of trust, agreement, permit, obligation, concession, franchise or other instrument (collectively, “Contracts”) to which the such Founder Party is a party or by which any of its respective properties or assets is bound or (iii) any writ, judgment, order, award, consent decree, waiver, stipulation, subpoena, citation, notice, summons, restraining order, injunction, stay, ruling or decree (collectively, “Judgments”), or statute, law (including common law), ordinance, rule (including any New York Stock Exchange or other stock exchange rule or listing requirement) or regulation (collectively, “Laws”) applicable to such Founder Party or its respective properties or assets.

SECTION 1.03 Subject Shares. Such Founder Party is the record and beneficial owner of, or is trustee of a trust that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite such Founder Party’s name on Schedule I hereto, free and clear of any Lien. Such Founder Party does not own, of record or beneficially, any shares of capital stock or securities exercisable or exchangeable for, or convertible into, shares of capital stock of the Company other than the Subject Shares set forth opposite such Founder Party’ name on Schedule I hereto. Such Founder Party has the sole right to vote, or to dispose, of such Subject Shares, and none of such Subject Shares is subject to any Contract or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement. There are no Contracts or arrangements of any kind, contingent or otherwise, obligating such Founder Party to sell, transfer, assign, grant a participation interest in, option pledge, hypothecate or otherwise dispose or encumber (each, a “Transfer”), or cause to be Transferred, any of the Subject Shares, and no individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, governmental or other entity (each, a “person”) has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

SECTION 1.04 Litigation. There is no action, proceeding or investigation pending or threatened against such Founder Party that questions the validity of this Agreement or any action taken or to be taken by such Founder Party in connection with this Agreement.

SECTION 1.05 Reliance. Such Founder Party understands and acknowledges that Parent is entering into, and causing Opco and Merger Sub to enter into, the Merger Agreement in reliance upon such Founder Party’s execution and delivery of this Agreement.

ARTICLE II

Covenants of the Founder Parties

Until the termination of this Agreement in accordance with Article V, each Founder Party, severally and not jointly, agrees as follows:

SECTION 2.01 Voting Agreement.

(a) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, each Founder Party shall vote (or cause to be voted) the Subject Shares (and each class thereof) in favor of the adoption by the Company of the Merger and approval of the Merger Agreement and each of the transactions contemplated by the Merger Agreement.

(b) At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders of the Company is sought, each Founder Party shall vote (or cause to be voted) its Subject Shares (and each class thereof) against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale or transfer of a material amount of assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any Company Takeover Proposal (as defined in the Merger Agreement), and (ii) any amendment of the Company’s articles of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement, or change in any manner the voting rights of the Company Common Stock. Subject to Article III, each Founder Party further agrees not to commit or agree to take any action inconsistent with the foregoing.

SECTION 2.02 Restrictions on Transfers. Each Founder Party agrees not to, directly or indirectly, (i) Transfer or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any person, other than in accordance with the Merger Agreement, (ii) grant any proxies, deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to the Subject Shares, (iii) convert (or cause to be converted) any of the Subject Shares into any other series or class of capital stock or other securities of the Company. Each Founder Party further agrees not to commit or agree to take any of the foregoing actions.

SECTION 2.03 No Solicitation. Subject to the terms of Article III, each Founder Party shall not, nor shall it permit any investment banker, attorney or other advisor or representative (collectively, “Representatives”) of such Founder Party to, (i) solicit, initiate or encourage (including by way of providing any information) any prospective purchaser or the invitation or submission of any Company Takeover Proposal, take any action designed to facilitate any inquiries, offers, or proposals, or make any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Company Takeover Proposal, or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, offers, proposals, discussions or negotiations, (ii) accept a Company Takeover Proposal or enter into any agreement or agreement in principle with respect to any Company Takeover Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions (as defined in the Merger Agreement) or breach its obligations under the Merger Agreement, or (iii) furnish to any person any information with respect to any Company Takeover Proposal. Each Founder Party promptly shall advise Parent orally and in writing of any Company Takeover Proposal or any inquiry that could reasonably be expected to lead to any Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal and the principal terms and conditions thereof.

SECTION 2.04 Company Takeover Proposal. If the Merger Agreement shall terminate in accordance with (a) Section 8.01(c)(i) (so long as the breach or failure to perform giving rise to such right of termination was a willful and knowing breach or failure to perform) or 8.01(c)(ii), and on or prior to the one-year anniversary of the date of such termination, a definitive agreement relating to a Company Takeover Proposal shall be entered into or any Founder Party shall otherwise Transfer any shares of Company Common Stock or (b) Sections 8.01(b)(i), 8.01(b)(iii), 8.01(c)(iii) or 8.01(d)(ii) and the Company pays or is obligated to pay the Company Termination Fee in accordance with Section 6.06(b) of the Merger Agreement, and, in the case of clause (a) or (b) above, as a result of, or in connection with, an event or transaction of the type described in clause (a) above or the consummation of a Company Takeover Proposal or a Superior Company Proposal following a termination described in clause (b) above, any Founder Party, directly or indirectly, received or will receive, in exchange for or otherwise in respect of each share of Company Common Stock, cash, securities or other property the fair market value of which per share exceeds the Merger Consideration (as defined in the Merger Agreement), then the Founder Parties shall pay to Parent or its designee within two business days of the consummation of such transaction an amount (the “Upside Amount”) equal to 50% of the excess of the fair market value per share of such cash, securities or property over the Merger Consideration. The amount paid shall be in the form of the cash and/or securities and/or property received by the Founder Parties in such transaction in the same proportion as such consideration is payable to the Founder Parties in accordance with the terms of such transaction. For purposes of this Section 2.04, “fair market value” shall be determined, in the case of securities that trade on Nasdaq, the New York Stock Exchange or on another national stock exchange, based upon the average of the closing prices for such securities over the 10 trading days ending 5 trading days immediately before their issuance to the Founder Parties, and in the case of other securities or property, by the mutual agreement of Parent and a majority in interest of the Founder Parties. Each Founder Party agrees not to, directly or indirectly, Transfer or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any person so long as the Founder Parties may be required to pay the Upside Amount to Parent or its designee in accordance with the terms of this Section 2.04, other than in accordance with any Transfer in connection with a Company Takeover Proposal which results in such payment of the Upside Amount to Parent or its designee.

SECTION 2.05 Best Efforts. Each Founder Party shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, and to carry out the intent and purposes of this Agreement.

ARTICLE III

Shareholder Capacity

No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such person’s capacity as a director or officer. Each Founder Party is entering into this Agreement solely in its capacity as the record holder or beneficial owner of, or the trustee of a trust who beneficiaries are the beneficial owners of, such Founder Party’s Subject Shares and nothing herein shall limit or affect any actions taken by a Founder Party in its capacity as a director or officer of the Company to the extent specifically permitted by the Merger Agreement or following the termination of the Merger Agreement.

ARTICLE IV

Proxy

Each Founder Party hereby constitutes and appoints each of David Redmond and Jarod Moss (each, a “Representative”), acting jointly or individually, with full power of substitution, as the proxy and attorney of such Founder Party, and hereby authorizes and empowers each Representative, acting individually or jointly, to represent, vote and otherwise act (by voting at any meeting of the shareholders of the Company, by written consent in lieu thereof or otherwise) with respect to the Subject Shares owned or held by such Founder Party regarding the matters referred to in Section 2.01 until the termination of this Agreement, to the same extent and with the same effect as such Founder Party might or could do under applicable Law. They proxy granted pursuant to the immediately preceding sentence is coupled with an interest and shall be irrevocable. Each Founder Party hereby revokes any and all previous proxies or powers of attorney granted with respect to any of the Subject Shares owned or held by such Founder Party regarding the matters referred to in Section 2.01.

ARTICLE V

Termination

This Agreement shall terminate (i) upon the earlier of (A) the Effective Time (as defined in the Merger Agreement) and (B) the termination of the Merger Agreement, or (ii) at anytime upon notice by Parent to the Founder Parties; provided, however, that the provisions of Section 2.04 and Article VI shall survive any termination of this Agreement in accordance with their terms. No party hereto shall be relieved from any liability for breach of this Agreement by reason of any such termination.

ARTICLE VI

General Provisions

SECTION 6.01 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by nationally recognized overnight courier service or by certified or registered mail, postage prepaid). Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) one business day after it is deposited with a nationally recognized overnight courier service, if sent by nationally recognized overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any business day or the next succeeding business day if sent by facsimile after 5:00 p.m. (EST) on any business day or on any day other than a business day or (iv) five business days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

(a) if to Parent, to:

Ameripath Holdings, Inc.

7111 Fairway Drive, Suite 400

Palm Beach Gardens, Florida 33418

Facsimile: 561-841-8527

Attention: Jarod Moss, Esq.

with a copy to:

Ropes & Gray LLP

45 Rockefeller Plaza

New York, New York 10111

Facsimile: 212-841-5725

Attention: Othon A. Prounis, Esq.

(b) if to any Founder Party, to it at the address set forth on Schedule I hereto, with a copy to:

Guth Christopher LLP

10866 Wilshire Blvd., Suite 1250

Los Angeles, California 90024

Facsimile: 310-470-8354

Attention: Theodore E. Guth, Esq.

and

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, New York 10036

Facsimile: 212-326-2061

Attention:        Spencer D. Klein, Esq.

                          Gregory D. Puff, Esq.

SECTION 6.02 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

SECTION 6.03 Counterparts. This Agreement may be executed in one or more counterparts (and delivered by facsimile), all of which shall be considered one and the same original agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 6.04 Entire Agreement; Third-Party Beneficiaries. This Agreement, including the schedule hereto, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties any rights or remedies.

SECTION 6.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

SECTION 6.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 6.07 Enforcement; Jurisdiction; WAIVER OF JURY TRIAL. The parties acknowledge and agree that irreparable damage (for which money damages would not be an adequate remedy) would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) such court does not have complete subject matter jurisdiction, any other court of the State of Delaware or the United States District Court for the District of Delaware, in any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto agrees that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or any other state court of the State of Delaware or the United States District Court for the District of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of any action arising out of this Agreement or any Transaction in any such court, (d) agrees that it will not bring any action relating to this Agreement in any court other than the Delaware Court of Chancery or any other state court of the State of Delaware or the United States District Court for the District of Delaware and (e) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION.

IN WITNESS WHEREOF, Parent and the Founder Parties have duly executed this Agreement, all as of the date first written above.

AMERIPATH HOLDINGS, INC.

By:	/s/ DONALD E. STEEN
Name:	Donald E. Steen
Title:	Chief Executive Officer

Founder Parties:

SPECIALTY FAMILY LIMITED PARTNERSHIP

By:	/s/ JAMES B. PETER, M.D.
James B. Peter, M.D.,
as Managing General Partner

By:	The Peter Family Revocable Trust,
as a General Partner

By:	/s/ JAMES B. PETER, M.D.
James B. Peter, M.D.,
as Trustee

and

By:	/s/ JOAN C. PETER
Joan C. Peter,
as Trustee

By:	/s/ DEBORAH A. ESTES
Deborah A. Estes,
as a General Partner

JAMES B. PETER, JR. THIRD GENERATION TRUST

By:	/s/ DEBORAH A. ESTES
Deborah A. Estes,
as a Trustee

JOAN C. NONEMAN THIRD GENERATION TRUST

By:	/s/ CHRISTINE M. GARD
Christine M. Gard,
as a Trustee

DEBORAH A. ESTES THIRD GENERATION TRUST

By:	/s/ ARTHUR L. PETER
Arthur L. Peter,
as a Trustee

and

By:	/s/ KAREN M. CANE
Karen M. Cane,
as a Trustee

CHRISTINE M. GARD THIRD GENERATION TRUST

By:	/s/ JOAN C. NONEMAN
Joan C. Noneman,
as a Trustee

KAREN M. CANE THIRD GENERATION TRUST

By:	/s/ ARTHUR L. PETER
Arthur L. Peter,
as a Trustee

and

By:	/s/ CHRISTINE M. GARD
Christine M. Gard,
as a Trustee

ARTHUR L. PETER THIRD GENERATION TRUST

By:	/s/ JAMES B. PETER, JR.
James B. Peter, Jr.,
as a Trustee

ARTHUR L. PETER AND MIA M. LINDSAY, AS JOINT TENANTS

By:	/s/ ARTHUR L. PETER
Arthur L. Peter,
as a Co-Tenant

and

By:	/s/ MIA M. LINDSAY
Mia M. Lindsay,
as a Co-Tenant

/s/ JAMES B. PETER, JR.
James B. Peter, Jr.,
in his individual capacity

PETER FAMILY REVOCABLE TRUST

By:	/s/ JAMES B. PETER
James B. Peter, M.D., Ph.D.,
as Trustee

and

By:	/s/ JOAN C. PETER
Joan C. Peter,
as Trustee

ESTES FAMILY TRUST

By:	/s/ JAMES B. ESTES
James B. Estes,
as Trustee

and

By:	/s/ DEBORAH A. ESTES
Deborah A. Estes,
as Trustee

JAMES B. PETER ROLLOVER IRA

By:	/s/ JAMES B. PETER
James B. Peter, M.D., Ph.D.